Filed Pursuant to Rule 424(b)(2)

Registration No. 333-137026

Prospectus

Dominion Direct® 500,000 Shares of Common Stock (Without Par Value) (NYSE: D)

September 1, 2006 Dominion Resources, Inc.

Investing in Dominion Common Stock involves risks. For a description of these risks, see “Risk Factors” on page 4.

Please read this prospectus carefully. If you are a Dominion shareholder now--or if you decide to become a shareholder--please keep this prospectus with your permanent investment records since it contains important information about Dominion Direct.

Prospectus

Dated September 1, 2006 Dominion Resources, Inc.

Dominion Direct®

A Stock Purchase and Dividend Reinvestment Plan for Dominion Common Stock

500,000 Shares of Common Stock (Without Par Value)

Purchase stock directly through the Company.

Increase your ownership by reinvesting dividends and making optional monthly investments.

Transfer shares at no charge.

Own shares without holding certificates.

Sell shares with minimal fees.

Note: The common stock offered in this prospectus has not been approved or disapproved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Table of Contents

Where You Can Find More Information

3

Risk Factors

4

About Dominion

4

Plan Overview

4

Investing in Dominion

6

Plan Administrator

6

Who Can Join

7

How to Enroll

7

How Shares Are Purchased

8

Electronic Check Conversion

8

How Shares Are Priced

9

Dividends

9

Sales

10

Statements

11

Stock Certificate Issuances

11

Lost Stock Certificates

12

Share Safekeeping

12

Share Transfers

12

Direct Registration System (DRS)

13

Changes to Your Account

13

Online Management of Your Account

13

Closing Accounts

14

Tax Consequences

14

Cost Basis

14

Voting

15

Stock Splits and Other Distributions

15

Changes to Dominion Direct

15

Responsibilities of Dominion and the Administrator

15

Governing Law

16

Use of Proceeds

16

Experts

16

Legal Matters

17

Limitations of Liability and Indemnification Under the Securities Act

17

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. e SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. e information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of these securities.

Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 2005;

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

Current Reports on Form 8-K, filed January 13, 2006, January 26, 2006, February 15, 2006, March 3, 2006, April 4, 2006 and June 22, 2006; and

The description of the Company’s common stock contained in Form 8-B (Item 4) dated April 29, 1983.

You may request a copy of these filings at no cost, by writing, telephoning or e-mailing us at the following address:

Corporate Secretary

Dominion Resources Services, Inc. 120 Tredegar Street Richmond, Virginia 23219 1-804-819-2000 Shareholder_Services@dom.com

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent informa-

tion, you should not rely on it. is document may only be used where it is legal to sell these securities. e information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this document or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Risk Factors

Our business is influenced by many factors that are dif-ficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors in our annual reports on Form 10-K filed with the SEC and update them in our quarterly reports on Form 10-Q. You can find these factors in the section called Risk Factors in these reports. is section is specifically incorporated by reference into this prospectus. See “Where You Can Find More Information” above. Before you invest in Dominion, we encourage you to review our latest reports. Keep in mind that these reports may contain forward-looking statements that are subject to various risks and uncertainties that could cause actual results to differ materially from management’s projections, forecasts and estimates.

About Dominion

Dominion is one of the nation’s largest producers of energy. e company’s asset portfolio consists of about 28,000 megawatts of power generation, 6,000 miles of electric transmission lines, about 6.3 trillion cubic feet equivalent of proved natural gas reserves, 7,800 miles of natural gas pipeline and one of the nation’s largest underground natural gas storage systems, with about 950 billion cubic feet of storage capacity. Dominion also serves retail energy customers in ten states. Corporate headquarters are in Richmond, Va.

Our principal legal subsidiaries include Virginia Electric and Power Company, Consolidated Natural Gas Company, Dominion Energy, Inc. and Virginia Power Energy Marketing, Inc.

Plan Overview

Share purchases through Dominion Direct can be made twice per month. Purchase dates are usually on the 5th and 20th or on the next business day if those dates are weekends or holidays.

Investments must be received two (2) business days prior to a purchase date.

All investments must be made in U.S. dollars.

There is a $40 minimum for all investments.

Investments over $100,000 per quarter may be returned at the discretion of the Administrator.

Investments cannot be made over the phone or by credit card.

You cannot instruct the Administrator to purchase shares at a specific time or at a specific price under Dominion Direct.

Dominion may charge a minimal fee, not to exceed $5 per cash investment, when you purchase shares.

New participants must invest enough to increase their share balance to five (5) shares within twelve (12) months of enrollment.

Once you become a shareholder you may access your account information over the phone by calling 1-800-552-4034 or via the Internet. (You must sign up for Internet access.)

Current participants or certificate holders may make periodic investments of $40 or more at any time.

Dividends on accounts with 25 or fewer shares will automatically be reinvested and will purchase additional shares in your account. If your share balance is greater than 25 you have the option to choose whether to reinvest all or part of your dividends or whether to receive payments by check or direct deposit to your bank.

If Dominion is funding the Plan with shares purchased in the open market rather than newly issued shares, then it will pay any commissions for these purchases. e commissions paid by Dominion will be taxable income to you and reported as dividends on your Form 1099-DIV.

You generally have the opportunity to sell shares through the Plan at least once per week. e Administrator must receive sale requests by the close of business on the business day before a sale date.

You may sell some or all of your shares through Dominion Direct; however, you cannot instruct the Administrator to sell shares at a specific time or at a specific price under the Plan.

The Administrator reserves the right to sell, without prior notification, all shares in an account in which the share balance fails to meet the minimum five (5) share requirement after twelve (12) months of participation in the Plan.

If you terminate your account and have authorized automatic debits from your bank account, the Administrator must be notified in writing to remove the debit as the timing of your request may prevent it from being removed automatically. You may also terminate automatic debits online if you have signed up for access to your account via the Internet.

Investing in Dominion

You should recognize that neither Dominion nor the Administrator can assure a profit or protect against a loss on Dominion common stock purchased under Dominion Direct. See “Risk Factors” above.

Any investor who wishes to make an initial purchase of Dominion stock can do so by completing an Enrollment Form and sending a check or money order to the Administrator. Both existing shareholders and new investors have the option of purchasing shares via the Internet by completing and submitting the necessary authorization forms online.

Plan Administrator

Dominion Shareholder Services is the Administrator of Dominion Direct. e mailing address, e-mail address and phone numbers are:

Dominion Resources Services, Inc. Shareholder Services, 6th Floor P.O. Box 26532 Richmond, Virginia 23261-6532 Shareholder_Services@dom.com 1-800-552-4034 1-804-775-2500

1-804-771-6766 (Fax - General Inquiries) 1-804-771-6768 (Fax - Sale Requests Only)

Who Can Join

Current shareholders of Dominion

New investors residing in the U.S. who would like to become shareholders

Foreign citizens as long as their participation would not violate any laws in their home countries

How to Enroll

If you own shares of Dominion in certificate form or through Direct Registration, fill out the Enrollment Form and return it to the Administrator along with your investment of $40 or more.

If you own shares of Dominion but they are held in the name of a bank or broker (that is, in “street name”), complete and send to the Administrator the Enrollment Form along with a check for $40 or more and make subsequent investments to increase your share balance to five (5) shares within twelve (12) months of your initial share purchase. (Please note: If you purchase additional shares directly from Dominion you will receive a statement from Dominion for those shares and a separate statement from your bank or broker for the shares you hold in “street name.”)

If your shares are held in “street name” you also have the option to participate in the reinvestment feature of Dominion Direct by instructing your broker to register the shares in your name or by making arrangements with the broker to participate on your behalf.

If you do not own Dominion stock, or if you are already a participant and wish to establish a separate account (for example, a joint account with your spouse, or a custodial account for a minor), fill out the Enrollment Form and return it to the Administrator. Enclose a check or money order, in U.S. dollars, for a minimum investment of $40 or more and commit to make subsequent investments to increase your share balance to five (5) shares within twelve (12) months of your initial share purchase.

New participants may also enroll online by authorizing an automatic debit of their bank account of at least $40 or more a month for twelve (12) consecutive months or until the balance in their account reaches five (5) shares. See “Online Management of Your Account” below.

How Shares Are Purchased

At Dominion’s discretion, shares purchased through Dominion Direct will be either newly issued or purchased in the open market. You may incur a minimal charge, not to exceed $5 per cash investment, when you purchase shares. If Dominion is funding the Plan with open market purchases rather than newly issued shares, then it will pay any commissions for these purchases. The commissions paid by Dominion will be taxable income to you and reported as dividends on your Form 1099-DIV.

An independent agent selected by the Administrator makes open market purchases.

Shares generally will be purchased on the 5th and 20th of each month or the next business day. Checks must be received two (2) business days prior to a purchase.

Note: Shareholders who send checks or cash drafts that are returned by their financial institution will be charged an administrative fee of $25. Any shares purchased with returned checks or drafts are subject to forfeiture unless the Administrator promptly receives funds to cover both the service fee and the returned check or draft. The Administrator also reserves the right to exercise offset rights on any cash or shares in your account and on any dividends paid to your account to cover any unpaid administrative fees or losses resulting from returned checks or drafts, including losses on shares purchased with such checks or drafts.

Reinvested dividends will be used to purchase shares beginning on the dividend pay date or the next business day.

You will not earn interest on any cash investments. You can get a refund on any cash investment up to 48 hours prior to the purchase of any shares by writing to the Administrator.

Electronic Check Conversion

When you invest by check, you authorize Dominion to convert your paper check into an electronic debit that

8

instructs your financial institution to transfer funds in the amount of your investment from your account to us. If you do not want your check converted or have questions, please call the number listed on the back cover of this prospectus or e-mail us at the address listed on the back cover.

How Shares Are Priced

The price of shares purchased through Dominion Direct will be either:

• For newly issued shares—the average of the high and low sales prices as reported on the New York Stock Exchange Composite Tape and reported on Wall Street Journal’s web site at www.wsj.com, or

• For open market purchases—the average cost of all shares purchased on a particular day or the average cost of all shares purchased over the course of several days if the purchase cannot be completed in one day.

Note: Due to regulatory requirements, Dominion Direct may be required to make open market purchases over two (2) or more consecutive business days.

You cannot instruct the Administrator to purchase shares at a specific time or at a specific price under Dominion Direct.

Dividends

Dividends, if declared, generally are paid on the 20th of March, June, September and December. By completing a dividend authorization you may select one (1) of the following options:

• Full dividend reinvestment;

• Partial dividend reinvestment; or

• Cash dividends.

You can receive a check or have your dividends directly deposited to your bank account by completing a direct deposit authorization form.

Note: The Administrator will automatically reinvest dividends on accounts with balances of 25 shares or fewer.

After the dividend has been paid you will receive an Activity Statement confirming the amount of your dividend payment and the additional share balance that has been credited to your Dominion Direct account.

Sales

Sale requests must be made in writing. You can sell some or all of the shares you have accumulated in Dominion Direct or shares you currently hold in certificate form by completing and mailing the withdrawal form that is attached to your statement, along with any certificates. Sign the withdrawal form exactly as the name(s) appear on your account. Shares generally are sold at least once a week at the then current market price. Sale dates can vary or be suspended for up to two (2) weeks for administrative purposes.

Proceeds you receive will be less a fee that is expected to be no more than 15 cents per share and covers brokers fees and a portion of our administrative costs of this Plan. Proceeds are disbursed in check form and mailed via the U.S. Postal Service three (3) business days after the sale date. Requests for express delivery will be made at the expense of the participant. All requests for special delivery of proceeds, including requests for express delivery and mailing to an address other than the address of record, will incur a fee of $25 in addition to any fees incurred for express delivery. The Administrator may require additional documentation for special delivery mailings and reserves the right to deny delivery other than to the address of record. Sales proceeds cannot be directly deposited into your bank account.

When you make a sale request you must specify the number of shares you want sold not the dollar amount you would like to receive. The Administrator must receive your written request by the close of business on the business day before a sale date. You may call the Administrator at 1-800-552-4034 for scheduled sale dates. You may fax your request to sell shares to the Administrator at 1-804-771-6768. Please follow-up by calling the Administrator at the above 800 number to confirm receipt of your fax.

The Administrator cannot accept instructions to sell on a specific day or at a specific price. If you prefer to have more control over the timing and sales prices, you can request that your broker initiate the delivery of your shares through the Direct Registration System. See “Direct Registration System (DRS)” below or you can request a certificate for your shares and sell them through a broker of your choosing.

Note: A five (5) share minimum balance must be maintained in order to keep your account open. The Administrator reserves the right to sell, without notification, all shares that remain in an account yet fall below this five (5) share minimum.

Statements

The Administrator will send you an Activity Statement for each investment, transfer or safekeeping transaction. With the exception of the Year-end Account Statement, each statement includes a form that you may use to make additional investments, sell shares, or issue certificates. Activity Statements are mailed twice per month, generally around the 7th and 22nd. The Year-end Account Statement, which details an entire year’s transactions, is mailed in January of the subsequent year.

The Administrator will mail all notices, statements and reports to your address of record. You should retain the statements that you receive in order to establish the cost basis of shares purchased under Dominion Direct for tax and other purposes.

Please notify the Administrator promptly of any change in your address. You may change your address online or send a written notice to the Administrator at the address listed on the back of this prospectus. If you send a written notice please include your account number, a daytime phone number, and your previous address. See “Online Management of Your Account” below.

Stock Certificate Issuances

Stock certificates are valuable and expensive to replace if lost or stolen, therefore, the Administrator will not issue certificates unless specifically requested by you. Instead, all shares will be held in Dominion Direct or, in some cases, in a book-entry account in your name. See “Direct Registration System (DRS)” below.

To get a stock certificate for any of the shares held in your Plan account, send written instructions to the Administrator. All certificates will be issued in the account holder’s name. Certificates are mailed via the U. S. Postal Service. Requests for express delivery will be honored at the expense of the participant. All requests for special delivery, including requests for express delivery and mailing to an address other than the address of record, will incur a fee of $25 in addition to any fees incurred for express delivery.

Note: A five (5) share minimum balance must be maintained in order to keep your account open. The Administrator reserves the right to sell, without notification, all shares that remain in an account yet fall below this five (5) share minimum.

Lost Stock Certificates

We encourage you to search diligently for lost certificates. As stated earlier, stock certificates are valuable and are expensive to replace if lost, stolen or otherwise destroyed. If, after your diligent search, you are still unable to locate the certificate please contact the Administrator to report the loss. The Administrator will need your name, mailing address, the stock certificate number and the number of shares. A stop code will then be placed on the lost certificate to prevent any future transactions of those shares. You will be mailed paperwork to complete and have notarized along with a schedule of fees to have the certificate(s) replaced. Once we receive your completed documentation and fees the shares will be replaced and put into a book-entry account in your name. See “Direct Registration System (DRS)” below.

Share Safekeeping

Dominion Direct offers you the convenience of depositing your certificates for safekeeping. To deposit your stock certificates into your Dominion Direct account, send them to the Administrator with a completed and signed letter of transmittal that can be obtained by calling the Administrator. Do not endorse the certificate(s). When mailing certificates, we recommend that you use Registered Mail, insured for 2% of the market value of the certificates.

Share Transfers

To transfer some or all of your shares to another name, call the Administrator to request Transfer Instructions. Signatures must be Medallion Guaranteed by a financial institution such as a bank, savings and loan, credit union or brokerage firm that is a member of the Securities Transfer Agents Medallion Program (STAMP). The Administrator will process your request promptly once your completed Transfer Instructions are received. This service is free.

Note: When transferring shares to open a new Dominion Direct account the new account can only be opened with a transfer of five (5) shares or more.

To transfer full shares from your Dominion Direct book-entry account to your brokerage account, contact your broker to request the transfer using the Direct Registration System. See “Direct Registration System (DRS)” below. Your broker can initiate the electronic transfer of full shares. Please contact the Administrator directly to request the sale of any fractional share in your account.

Direct Registration System (DRS)

Dominion is participating in the Direct Registration System (DRS). The direct registration form of ownership allows shares to be issued without requiring a physical stock certificate and eliminates the need for you to safeguard and store certificates. Shares in direct registration (book-entry) form can be electronically transferred between Dominion’s records and your broker-dealer account without the need to deliver a physical certificate. Only whole shares can participate in this system. Fractional shares cannot be issued or transferred through DRS. For information concerning authorization of electronic share movement, please contact your broker-dealer.

Changes to Your Account

To make a name change on your account please refer to the Share Transfers section. For other account changes, such as address changes or changes to your reinvestment option, cash draft and direct deposit information, send the Administrator written instructions signed exactly as the name(s) appear on your account. Please be sure to include your social security number, account number and daytime phone number on all correspondence. You may also make changes to your account online. Refer to “Online Management of Your Account” for more information.

Online Management of Your Account

Registered shareholders can manage their accounts online if they sign up for this service. Available information and maintenance services include the ability to:

Review account balance and dividend payment detail;

Sign up for automatic investments to purchase additional shares;

Sign up for direct deposit of dividends or dividend reinvestment;

Change your mailing address;

Change direct draft information and amounts; and

Change dividend reinvestment options.

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For information on how to access your account via the Internet, please visit Dominion’s web site and choose Investors; Stock Information; Access Your Account.

Closing Accounts

To close your Dominion Direct account, give written notice to the Administrator or complete and return the withdrawal form attached to your Activity Statement. If you terminate your reinvestment account future dividends on shares you hold will be paid in cash.

To transfer full shares from your Dominion Direct book-entry account to your brokerage account, contact your broker to request the transfer using the Direct Registration System. Your broker can initiate the electronic transfer of full shares. Please contact the Administrator directly to request the sale of any fractional share in your account.

Tax Consequences

All dividends paid to you—whether or not they are reinvested—are considered taxable income including any brokerage fees we paid for open market purchases. These fees are not expected to be more than seven (7) cents per share. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the end of each year.

Any sale of shares made through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

Dividends on Dominion Direct shares held for non-resident aliens or non-U.S. entities generally are subject to tax withholding. Any dividend reinvestment will be made net of any taxes withheld.

Cost Basis

Dominion does not calculate your cost basis. We urge you to consult your own tax advisor for assistance with the calculation. Special tax issues may apply to some participants.

Be sure to keep your statements for income tax purposes. You may obtain copies of statements for the previous five (5) years for a fee of $5 per year. To receive copies you should submit a written request along with your check payable to Dominion Resources Services, Inc. General historical pricing is available on the Internet at http://www.dom. com/investors/domdir.jsp.

You may obtain duplicate copies of Form 1099-DIV or Form 1099-B for years other than the current year for a fee of $5 per year. To receive copies you should submit a written request along with your check payable to Dominion Resources Services, Inc.

Voting

Each share of common stock is entitled to one (1) vote in the election of directors and other matters. Common stock shareholders are not entitled to pre-emptive or cumulative voting rights.

For any shareholder meeting you will receive a proxy card that includes the Dominion shares you hold, both in Dominion Direct and in registered form. The proxy allows you to indicate how you want your shares to be voted. We will vote your shares as you indicate. If you sign your proxy and do not make a selection, your shares will be voted as recommended by Dominion’s Board. No vote will be recorded for shares unless a properly signed proxy is returned. (Shareholders whose shares are held in “street name” will receive voting instructions from their broker.)

Stock Splits and Other Distributions

If Dominion declares a stock split or stock dividend, we will credit your account with the appropriate number of shares on the payment date. Shares will be distributed in book-entry form (rather than certificates) and these shares will be added to your Dominion Direct account. The Administrator will serve as custodian of your shares. You will be entitled to all the rights and privileges outlined in this prospectus.

In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total holdings (registered shares plus the shares held in Dominion Direct).

Changes to Dominion Direct

We may add to, modify or terminate Dominion Direct and its administrative procedures at any time. We will send you written notice of any significant changes.

Responsibilities of Dominion and the Administrator

Dominion Shareholder Services will administer Dominion Direct. The Administrator will respond to inquiries from participants, maintain records, send statements of

15

account, and perform other duties related to Dominion Direct. In addition, the Administrator will administer the nominee account of Dominion shares held for the benefit of Dominion Direct participants and will appoint an independent agent who will be responsible for purchasing and selling Dominion shares in the open market.

Dominion believes its serving as Administrator to Dominion Direct rather than a registered broker-dealer or federally insured bank poses no material risk to any participating investor.

You should recognize that neither Dominion nor the Administrator can assure a profit or protect against a loss on Dominion common stock purchased under Dominion Direct. The continuation of Dominion Direct by Dominion does not constitute an assurance with respect to either the value of Dominion common stock or whether Dominion will continue to pay dividends on its common stock or at what rate.

In acting under the terms and conditions of Dominion Direct as described in this prospectus, neither Dominion nor any of its agents or subsidiaries shall be liable with respect to the price at which Dominion common stock is purchased for your account or with respect to any fluctuation in the market value before or after the purchase of Dominion common stock.

Governing Law

The laws of the Commonwealth of Virginia govern the terms and conditions of Dominion Direct.

Use of Proceeds

The proceeds from the sale by Dominion of newly issued common shares offered by Dominion Direct will be added to the general corporate funds of Dominion and will be used to meet its working capital requirements and the working capital requirements of its subsidiaries.

Experts

The consolidated financial statements, incorporated in this prospectus by reference from Dominion’s Annual Report on Form 10-K/A for the year ended December 31, 2005, and the related financial statement schedule and management’s report on the effectiveness of internal control over financial reporting, both incorporated in this prospectus by reference from Dominion’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the consolidated finan-cial statements and financial statement schedule and which report on the consolidated financial statements includes an explanatory paragraph as to changes in accounting principles in 2005 for conditional asset retirement obligations and in 2003 for asset retirement obligations, contracts involved in energy trading, derivative contracts not held for trading purposes, derivative contracts with a price adjustment feature and the consolidation of variable interest entities, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on effectiveness of internal control over financial reporting, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

Mr. James F. Stutts, Esq., Vice President and General Counsel of Dominion, has passed upon the legality of the securities being offered pursuant to Dominion Direct.

Limitations of Liability and Indemnification Under the Securities Act

Neither Dominion nor the Administrator will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of Dominion Direct as described in this prospectus and on the forms that accompany each investment or activity. The SEC believes that this liability limitation does not cover violations of federal securities laws.

We indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. The SEC believes that indemnification of officers and directors for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

Dominion Direct®

Ticker Symbol (NYSE)

D

E-mail Inquiries

Shareholder_Services@dom.com

Dominion Resources, Inc.

P.O. Box 26532

Richmond,

Virginia 23261-6532

1-800-552-4034

1-804-775-2500

Fax Numbers

1-804-771-6766 – General inquiries

1-804-771-6768 – Sale requests only (Please note: These are not toll-free numbers)

Web Site

http://www.dom.com/investors/domdir.jsp

© 2006 Dominion 2006-272